Ad3ptus

Adeptus Partners, LLC
Accountants | Advisors
733 Route 35 North
Ocean, NJ 07712
phone 732.745.8800
fax 732.663.0090
www.AdeptusCPAs.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of The Maslow Media Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of The Maslow Media Group, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of income, shareholder's equity, and cash flows for each of the years in the two-year period ended December 31, 2018 and 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2019.

Adeptus Partners LLC

Ocean, New Jersey
July 2, 2019

Offices:
Maryland
New York City
Long Island
New Jersey

THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS

December 31, 2018 and 2017

	2018	2017
ASSETS
CURRENT ASSETS
Cash	$28,710	$92,112
Contract receivables	5,864,856	4,731,786
Due from employees	6,119	-
Prepaid expenses	234,996	233,775
Current maturity of notes receivable from related parties	3,314,984	-
Total current assets	9,449,665	5,057,673
PROPERTY AND EQUIPMENT, at cost
Furniture and fixtures	-	148,721
Office equipment	1,375	1,375
Computer equipment	41,709	63,088
Computer software	41,340	58,555
Leasehold improvements	5,725	-
Total property and equipment, at cost	90,149	271,739
Accumulated depreciation and amortization	(57,029)	(237,139)
Total property and equipment, net	33,120	34,600
OTHER ASSETS
Notes receivable from related parties, less current maturities	-	2,389,643
Total assets	$9,482,785	$7,481,916

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS, continued

December 31, 2018 and 2017

	2018	2017
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$793,642	$520,000
Factoring	4,153,224	3,307,243
Accounts payable	706,563	678,678
Accrued Payroll	338,923	207,689
Accrued liabilities	775,220	593,133
Deferred Income	235,393	18,667
Income taxes payable	663,882	358,354
Total current liabilities	7,666,847	5,683,764
Long-term debt, less current maturities	-	202,000
Deferred income taxes	343,664	509,959
Total liabilities	8,010,511	6,395,723
STOCKHOLDER’S EQUITY
Common stock, $1 par value, 400 shares authorized, 100 issued and outstanding	100	100
Retained earnings	1,472,174	1,086,093
Total stockholder’s equity	1,472,274	1,086,193
Total liabilities and stockholder’s equity	$9,482,785	$7,481,916

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF INCOME

For the Years Ended December 31, 2018 and 2017

	2018	2017
Revenue Earned
Staffing	$1,739,133	$2,462,968
Outsourced contingent workforce	34,573,130	30,972,857
Freelance staffing and crewing	1,227,895	1,622,507
Direct hire	77,280	-
Other	20,544	1,667
Total revenue earned	37,637,982	35,059,999
Cost of earned revenue
Staffing	1,342,693	45,799
Outsourced contingent workforce	31,399,456	30,618,630
Freelance staffing and crewing	982,177	568,731
Other	49,193	20,409
Total cost of earned revenue	33,773,519	31,253,569
Gross profit	3,864,463	3,806,430
General and administrative expenses	2,670,376	2,922,504
Earnings before interest, taxes, depreciation & amortization	1,194,087	883,926
Non-Operating Income (Expense)
Interest Income, related parties	80,772	43,597
Fees, line-of-credit	(63,623)	(124,551)
Interest expense, line-of-credit	(249,561)	(199,765)
Interest expense	(14,876)	(2,805)
Depreciation	(25,340)	(35,407)
Management fees	(240,599)	(260,000)
Legal fees, other	(50,239)	-
Professional fees, other	(32,416)	(500)
Loss on asset disposition	(794)	(4,934)
Other	(28,873)	32,596
Income before taxes on income	568,538	332,157
Income tax expense	182,457	252,523
Net income	$386,081	$79,634

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

For the Years Ended December 31, 2018 and 2017

	2018	2017

Balance, beginning of year, as previously stated		$(370,780)
Prior period adjustment		1,377,239
Balance, beginning of year, as restated	$1,086,093	1,006,459
Net income	386,081	79,634
Balance, end of year	$1,472,174	$1,086,093

The 2017 net income and ending retained earnings balance includes a prior period deferred tax adjustment of $65,535.

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS

Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net Income	$386,081	$79,364
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25,361	35,407
(Loss) gain on disposal of property and equipment	(26,606)	4,933
Deferred income taxes	(166,295)	(124,766)
Changes in operating assets and liabilities:
Contract receivables	(1,133,070)	(387,271)
Due from related parties	(925,341)	(809,642)
Due from employee	(6,119)	-
Prepaid expenses	(1,221)	4,985
Prepaid income taxes	-	21,265
Accounts payable	27,885	412,585
Accrued liabilities	530,047	(857,282)
Accrued interest payable	74,156	-
Income taxes payable	305,528	358,354
Net cash used in operating activities	(909,594)	(1,262,068)
Cash flows from investing activities:
Purchase of fixed assets	2,725	-
Cash flows from financing activities:
Net advances on-line-of-credit	845,981	625,180
Payments of long-term debt	865,000	600,000
Net curtailments on long-term debt	(867,514)	(58,000)
Net cash provided by financing activities	843,467	1,167,180
Net decrease in cash and cash equivalents	(63,402)	(94,888)
Cash and cash equivalents at beginning of year	92,112	187,000
Cash and cash equivalents at end of year	$28,710	$92,112

See accompanying notes to the financial statements.

5

THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS, continued

Years Ended December 31, 2018 and 2017

	2018	2017
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$252,717	$202,570
Income Taxes	$82,697	$25,766

Financing interest makes up the majority of interest paid in cash.

See accompanying notes to the financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Nature of Operations

The Maslow Media Group, Inc. (the “Company”) was incorporated in the state of Virginia in 1988. On November 9, 2016, as described in Note 3, 100% of the common stock of the Company was acquired by Vivos Holdings, LLC (the “Parent”). The Company ranks among the best video production, Employer of Record, and staffing solutions companies. The Company works with prestigious clients across the globe, including global production companies, television networks, corporate multimedia departments and government agencies. The Company team numbers more than 1,800 talented individuals nationwide, all of whom are dedicated to the Company’s innovative work, as well as giving back to the communities in which it operates.

Use of Estimates

The financial statements and related disclosures are prepared in conformity with United States (U.S.) generally accepted accounting principles (“G.A.A.P.). The Company must make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to revenue recognition, allowances for doubtful accounts, useful lives for depreciation and amortization, loss contingencies, income taxes, and the assumptions used for web site development cost classifications. Actual results may be materially different from those estimated. In making its estimated, the Company considers the current economic and legislative environment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90-days or less to be cash equivalents.

Accounts Receivable, Contract Assets and Contract Liabilities (Deferred Revenue)

Receivables represent both trade receivables from customers in relation to fees for the Company’s services and unpaid amounts for benefit services provided by third-party vendors, such as healthcare providers for which the Company records a receivable for funding until the payment is received from the customer and a corresponding customer obligations liability until the Company disburses the balances to the vendors.

The Company provides for an allowance for doubtful accounts by specifically identifying accounts with a risk of collectability and providing an estimate of the loss exposure. Management considers all contract receivables as of December 31, 2018 and 2017 to be fully collectible, therefore an allowance for doubtful accounts is not provided for.

The Company records accounts receivable when its right to consideration becomes unconditional. Contract assets primarily relate to the Company rights to consideration for services provided that they are conditional on satisfaction of future performance obligations.

The Company records contract liabilities (deferred revenue) when payments are made or due prior to the related performance obligations being satisfied. The current portion of the Company contract liabilities is included in accrued liabilities in its consolidated balance sheets. The Company does not have any material contract assets or long-term contract liabilities.

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At December 31, 2018 and 2017, the Company’s deferred revenue totaled $235,393 and $18,667, respectively. The Company recognized the entire amount of the deferred revenue balance as revenue during the year following.

Property and Equipment

Property and equipment are stated at cost and are depreciated using primarily the straight-line method over the following estimated useful lives: furniture, fixtures, and computer equipment — 3 to 7 years; leasehold improvements — over estimated useful life of asset. Expenditures for renewals and betterments are capitalized whereas expenditures for repairs and maintenance are charged to income as incurred. Upon sale or disposition of property and equipment, the difference between the unamortized cost and the proceeds is recorded as either a gain or a loss. Depreciation and amortization expense for the year ended December 31, 2018 and 2017 totaled $11,705 and $21,541, respectively

Software Development Costs

Costs incurred to develop software and websites are capitalized and amortized. Development costs are capitalized from the time the software is considered probable of completion until the software is ready for use. Costs incurred related to the planning and post implementation phases of development are expensed as incurred. Cost associated with the platform content or the repair or maintenance, including transfer of data between existing systems are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the software, estimated at 3 years.

The net capitalized software balance of $26,991 and $52,684 as of December 31, 2018 and 2017, respectively, is included in other assets in the Consolidated Balance Sheets. Amortization expense related to the capitalized software costs was $13,656 and $13,866 for 2018 and 2017, respectively.

Fair Value Measurements

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities
●	Level 2 – Other significant observable inputs
●	Level 3 – Significant unobservable inputs

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Revenue Recognition

The Company recognizes revenues when control of the promised services is transferred to its clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. The Company revenues are recorded net of any sales, value added, or other taxes collected from its clients.

A performance obligation is a promise in a contract to transfer a distinct service to the client, and it is the unit of account in the new accounting guidance for revenue recognition. Most of the Company contracts have a single performance obligation as the promise to transfer the individual services is not separately identifiable from other promises in its contracts and, therefore, is not distinct. However, the Company has multiple performance obligations within its contracts as discussed below. For performance obligations that the Company satisfies over time, revenues are recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation. The Company generally utilizes an input measure of time (e.g., hours, days, months) of service provided, which most accurately depicts the progress toward completion of each performance obligation.

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The Company generally determines standalone selling prices based on the prices included in the client contracts, using expected costs plus margin, or other observable prices. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. Certain client contracts have variable consideration, including credits, sales allowances, rebates or other similar items that generally reduce the transaction price. The Company estimates variable consideration using whichever method, either the expected value method or most likely amount method, better predicts the amount of consideration to which the Company will become entitled based on the terms of the client contract and historical evidence. These amounts may be constrained and are only included in revenues to the extent the Company does not expect a significant reversal when the uncertainty associated with the variable consideration is resolved. The Company variable consideration amounts are not material, and the Company does not believe that there will be significant changes to its estimates.

The Company client contracts generally include standard payment terms. The payment terms vary by the type of the clients and services offered and the clients rating. Client payments are typically due approximately 60 days after invoicing but may be a shorter or longer term depending on the contract. The Company client contracts are generally between one and three years in duration. The timing between satisfaction of the performance obligation, invoicing and payment is not significant. For certain services and client types, the Company may require payments prior to delivery of services to the client, for which deferred revenue is recorded.

Revenue Service Types

The following is a description of the Company revenue service types, including Outsourced Contingent Workforce, Employer of Record, Freelancing Staffing and Crewing Services and Permanent Recruitment.

Outsourced Contingent Workforce

Outsourced Contingent Workforce services include the augmentation of clients’ workforce with its contingent employees performing services under the client’s supervision, which provides its clients with a source of flexible labor. The Company recognizes revenues over time based on a fixed amount for each hour of staffing and interim service provided. The Company Outsourced Contingent Workforce services include utilizing contingent employees who are generally experts in a specific field advising the client to help find strategic solutions to specific matters or achieve a particular outcome. The Company services may also include managing certain processes and functions within the client’s organization. The Company recognizes revenues over time based on (i) clients benefiting from services as the Company is providing them, (ii) clients controlling an asset as it is created or enhanced, or (iii) performance not creating an asset with an alternative use and having an enforceable right to payment for the services the Company has provided to date. The Company generally utilize an input measure of time for the service provided, which most accurately depicts the progress toward completion of these performance obligations. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances.

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Employer of Record

Employer of Record services provides the administrative, HR, legal and tax-related compliance requirements associated with payrolling of employees in any industry. The Company recognize revenues over time based on a fixed amount for each hour of staffing and interim service provided.

Freelance Staffing and Crewing

Outsourced Contingent Workforce includes Freelance Staffing and Crewing services. These services include providing broadcasters and corporations worldwide with the highest quality camera crews, equipment and other creative video production services. The Company helps craft a team of creative and technical talent with gear packages to support client’s video production needs from documentaries to live events. These services include interviewing and screening candidates, background and reference checks as needed, negotiated compensation package and monitoring performance.

Permanent Recruitment

Permanent Recruitment services include providing qualified candidates to its clients to hire on a permanent basis. The Company recognizes revenues for its Permanent Recruitment services at a point in time when the Company places the qualified candidate, because the Company has determined that control of the performance obligation has transferred to the client (i.e., service performed) as the Company has the right to payment for its service and the client has accepted the Company service of providing a qualified candidate to fill a permanent position. Revenues recognized from the Company Permanent Recruitment services are based upon either a fixed fee per placement or as a percentage of the candidate’s salary.

Income Taxes and Uncertain Tax Positions

The Company accounts for income taxes in accordance with the accounting guidance on income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The difference is related to a change in the tax accounting method.

A valuation allowance is recorded against deferred tax assets in these cases when management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company has no tax positions as of December 31, 2018 and 2017 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibles. Interest, if any, related to income tax liabilities is included in interest expense. Penalties, if any, related to income tax liabilities are included in operating expense. The Company is subject to examination for federal and state authorities for years 2015 and thereafter.

The Company reports their deferred tax liabilities and deferred tax assets, together as a single noncurrent item on their classified balance sheet as required by ASU No. 2015-7 “Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes” (ASU 2015-17).

10

Advertising

The Company follows a policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2018 and 2017 totaled $9,514 and $11,360, respectively.

Subsequent Events

Effective, January 1, 2019, management fees paid to the Parent were suspended.

Terms on the second phase of the intercompany notes’ receivable (Note 1 & 2) were changed. Effective March 31, 2019, accrued interest on a quarterly basis will be capitalized into the principle instead of paid as per the original agreement.

The Company is currently renegotiating the payment terms in its settlement agreement with MCA Lender Advantage Capital.

The Company is currently renegotiating terms of the related party note receivable (Note 2) in 2019 through either payoff or an asset transition.

(2) Contract Receivables

Contract receivables consist of the following as of December 31:

	2018	2017
Billed Receivables	$1,572,348	$1,319,421
Unbilled Receivables	139,284	105,123
Accounts receivable, factored	4,153,224	3,307,243
	$5,864,856	$4,731,786

All of the net trade receivables are pledged as collateral on a loan agreement.

(3) Related Party Transactions

Stock Purchase Agreement

On November 9, 2016, Vivos Holdings LLC (the “Parent”) acquired 100% of the Company through a stock acquisition exchange for a purchase price of $1,750,000. $1,400,000 was paid at settlement with proceeds from the Company and also entered into a promissory note with Linda Maslow to pay the remaining $350,000. The promissory note was to be paid in twenty-four equal installments, including interest at 4.5%, in the amount of $15,277, commencing six months after closing with the last payment on March 1, 2019; these payments were paid by the Company on behalf of the Parent. The Parent subsequently entered into an intercompany promissory note receivable with the Company, described below, for the full stock purchase price.

Management Fees

In connection with the transaction described in above, the Company is required to pay management fees to the Parent. Payments commenced on March 1, 2017 and were payable monthly in the amount of $20,000. In 2018, the Company offset management fees payable against accrued interest income on the related party receivable from parent. Total management fees for the years ending December 31, 2018 and 2017 were $240,599 and $260,000, respectively.

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Notes Receivable

The Company has notes receivable from the Parent (Note 1) and related partners, Vivos Real Estate, LLS (Note 2), a member of the Parent, both related parties.

On November 15, 2017, the Company executed an intercompany promissory note receivable with Vivos Real Estate, LLC (Note 2) in the amount of $771,928. As defined by the agreement, the loan consists of two periods, whereby the first period from November 15, 2017 until March 31, 2018, no principal or interest payments are required. During the first loan period, interest accrued monthly and a new loan amount of $780,947 will be subject to a second loan period. During the second period, interest is payable in 20 equal consecutive installments and the principal balance plus accrued and unpaid interest is due March 31, 2023. Interest during both periods accrues at a rate of 3.5% annually.

In 2018, all quarterly interest payments to be made in Phase 2 were offset by the management fees due to the Parent. In addition, principal payments totaling $30,000 were made by the Parent. As of December 31, 2018, and 2017, the total outstanding balance was $746,000 and $771,929, respectively.

In connection with the stock purchase agreement noted above, on November 15, 2016, the Company executed an intercompany promissory note receivable with the Parent in the amount of $1,400,000. As defined by the agreement, the loan consists of two periods, whereby the first period from November 15, 2016 until September 30, 2018, no principal or interest payments were required. Interest will accrue monthly and a new loan in the amount of $1,773,439 will be subject to a second loan period. During the second loan period, interest shall be paid in twenty equal consecutive payments, quarterly. Principal plus any unpaid interest is due September 20, 2023. Interest during both loan periods accrues at a rate of 2.5%. Additionally, monthly payments of $15,277 are made on behalf of the Parent to the seller by the Company. These payments, plus any other payments made by the Company on behalf of the Parent, are added to the principal balance of the promissory note receivable. As of December 31, 2018, and 2017, the total outstanding balance was $2,568,982 and $1,563,116, which includes capitalized interest of $17,739 and $0, respectively. In 2018, all quarterly interest payments to be made in phase 2 were offset by the Management Fees due to the Parent.

Debt Settlement Agreements

On July 10, 2018, the Parent, executed a receivable financing agreement with a financial institution and agreed to remit $670,000 of accounts receivable over a six-month period through daily remittances of $5,317 in exchange for $485,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October of 2018, the Parent defaulted on the agreement and on October 25, 2018, executed a settlement agreement whereby the Company is to pay the outstanding balance over eleven installments with the final amount due August 31, 2019. The total outstanding balance owed by the Company as of December 31, 2018 was $211,983.

On July 5, 2018, the Parent, executed a receivable financing agreement with a financial institution whereby the Parent agreed to remit $556,000 of accounts receivable over a six-month period through daily remittances of $3,782 in exchange for $400,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October of 2018, the Parent defaulted on the agreement and on January 24, 2019, executed a settlement agreement whereby the Company is to pay the outstanding balance over eight installments with the final amount due August 31, 2019. The total outstanding balance owed by the Company as of December 31, 2018 was $230,587.

On August 10, 2017, the Parent, executed a receivable advance agreement with a financial institution. The agreement was refinanced on November 15, 2017. The Parent received an advance in the amount of $600,000 in exchange for $780,000 of the Company’s accounts receivable. Included in this loan is a fee of $180,000. The collection date is eighteen months from the funding date and is estimated to be May 2019. The agreement is guaranteed by the Parent, both shareholders and the Company. The total outstanding balance owed by the Company as of December 31, 2018 and 2017 was $351,073 and $722,000, respectively.

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(4) Receivables Sold with Recourse

The Company entered into a factoring and security agreement on November 4, 2016. The agreement was amended in January 2018 to increase the maximum advance to $4,000,000 for a term of one year. The advanced rate is 90% of eligible accounts receivable (as defined by the agreement) and a finance rate of prime plus 2.5%. The agreement was amended again on January 19, 2018, to increase the maximum advance rate of $5,500,000. The agreement renews annually.

In accordance with the agreement a required reserve amount is required for the total unpaid balance of all purchased accounts multiplied by a percentage equal to the difference between one hundred percent and the advanced rate percentage. As of December 31, 2018, and 2017, the required amount was 10%. Any excess of the reserve amount is paid to the company on a weekly basis as requested. If a reserve shortfall exists for a period of ten-days, the Company is required to make payment to the financial institution for the shortage.

Accounts receivable were sold with full recourse. Proceeds from the sale of receivables were $30,457,657 and $23,840,853 for the years ended December 31, 2018 and 2017, respectively. The total outstanding balance under the recourse contract was $4,153,224 and $3,307,243 at December 31, 2018 and 2017, respectively.

Substantially all of the Company’s asset collateralize the agreement. In the event of default, the financial institution may demand that the Company repurchase the receivable or debit the reserve account. Total finance line fees for the years ended December 31, 2018 and 2017 totaled $314,495 and $325,332, respectively, and are included as a component of interest expense in the accompanying income statement.

(5) Income Taxes

Income tax expense consists of the following components for the years ended December 31:

	2018	2017
Current:
Federal	$250,000	$294,066
State	98,753	83,493
Total current	348,753	377,559
Deferred:
Federal	(122,369)	(7,820)
State	(43,927)	(117,216)
Total Deferred	(166,296)	(125,036)
Total income tax expense	$182,457	$252,523

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The deferred tax liability as of December 31, 2018 and 2017 is $343,664 and $509,959, respectively, due to a section 481a adjustment in the amount of $334,548 and $501,823, respectively.

The Company’s extension was mailed but not received by the IRS for 2017. As a result, the Company was assessed a Failure-to-File penalty totaling $65,527 which is not reflected in the financial statements. The Company filed an appeal for abatement of the penalty which was approved April 17, 2019. Per guidance by the local IRS Agent, the Company is making voluntary weekly installment payments until the IRS contacts the Company for a formal agreement. The IRS offset the 2018 FUTA refund, $39,175, against the tax liability and levied $6,695 from Government clients in 2019. At the time of acquisitions by the Parent, the Company’s corporate status was changed from an S Corp to a C Corp due to its new ownership structure. This triggered an accelerated tax event as the Company changed from a cash basis tax filer to an accrual basis filer. The Company filed Form 3115, identifying its change in accounting practice with the IRS. The accelerated tax event was not known at the time of acquisition and the Company is working with the IRS to pay off its accrued liability.

In December 2017, the Tax Cuts and Jobs Act was enacted which, among other things, reduced the corporate federal tax rate to 21%. As a result, the Company’s previously recorded net deferred tax liability has been reduced by approximately $174,529 in the accompanying 2017 financial statements as a result of the newly enacted tax rate reduction.

(6) Qualified Retirement Plan

The Company has adopted a qualified retirement plan covering all employees over age 21 who have completed one year of service. Eligible employees may defer up to 90% of compensation into the plan. There is no employer matching or profit-sharing contributions permitted by the plan document.

(7) Operating Lease

The Company held a lease agreement to rent office space with an unrelated party which expired April 30, 2018. Lease payments for 2018 and 2017 totaled $132,026 and $336,297, respectively. Effective July 1, 2018, the Company entered an operating lease for office space in Maryland from a related party for a term of one-year. Total rent expense for 2018 totaled $123,000. The lease turns into a month-to-month lease on July 1, 2019.

(8) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and contract receivables. The Company places its temporary cash investments with certain financial institutions. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2018, and 2017, the uninsured balances totaled $0.

As of December 31, 2018, two customers accounted for $3,380,816 or 59 % of contract receivables, 90% of which is less than 90-days old. As of December 31, 2017, three customers accounted for $3,097,706 or 67% of contract receivables, 1% of which is less than 90-days old.

In 2018 and 2017, the Company conducted a major portion of its business with one customer who accounted for approximately 37% and 27%, respectively, of its total sales.

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(9) Prior Period Adjustments

During 2017, the Company discovered errors in the previously issued December 31, 2016 financial statements. Transactions reported on the financial statements as distributions was a loan and amounts reported as recoverable income taxes should not have been recorded. Therefore, the opening 2017 retained earnings was restated. The following is the adjustment made to equity as of December 31, 2016:

2016
Notes Receivable	$1,400,000
Reverse income taxes recoverable	(22,764)
Impact on retained earnings.	$1,377,236

(10) Auditing Standards Updates (ASU)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for most lease arrangements and expands disclosures about leasing arrangements for both lessees and lessors, among other items. The new standard is effective for fiscal years beginning after December 15, 2018.

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